Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002  We, W. L. Brunson, Jr., President and Chief Executive Officer of The National Security Group, Inc. and Brian R. McLeod, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1) The Annual Report on Form 10-K of the Company for the annual period December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William L. Brunson, Jr.
William L. Brunson, Jr.
President and Chief Executive Officer

/s/Brian R. McLeod
Brian. R. McLeod
Chief Financial Officer

Dated: March 27, 2009

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